UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 13, 2011

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business And Operations

Item 1.01

Entry into a Material Definitive Agreement

On December 16, 2011, Wausau Paper Corp. (the “Company”), and its wholly-owned subsidiaries, Wausau Paper Mills, LLC (the “Paper Subsidiary”) and Wausau Timberland Company, LLC (the “Timberlands Subsidiary”), announced entry into definitive agreements for the sale of the Company’s remaining timberland holdings, totaling approximately 80,200 acres located in Northern Wisconsin, for $42.9 million.  The Company reached separate agreements to sell approximately 72,800 acres to The Lyme Timber Company and approximately 7,400 acres to The Forestland Group.  Both transactions are expected to close prior to the end of 2011.

The Lyme Timber Company transaction will be completed under the terms of a Timberlands Purchase and Sale Agreement pursuant to which the Paper Subsidiary agreed to sell approximately 72,800 acres of unimproved timberland property to LFF III Timber Holding LLC, a Delaware limited liability company that is an affiliate of The Lyme Timber Company (“Lyme Timber”).  The agreement was entered into by the Paper Subsidiary and Lyme Timber on December 13, 2011, and it provides for a purchase price of $37 million to be paid by Lyme Timber at closing.  Under the terms of the agreement, the Paper Subsidiary will convey any mineral rights that it holds in the sold property, and the agreement includes certain representations and warranties regarding title, condition of the property, and other matters that are customary for a transaction of this type.  As a condition precedent to closing, Lyme Timber has agreed to enter into a Wood Fiber Supply Agreement that will provide the Company with a pulp supply at prevailing market prices for a term of 30 years.

The Forestland Group transaction will be completed under the terms of a Timberlands Purchase and Sale Agreement pursuant to which the Timberlands Subsidiary agreed to sell approximately 7,400 acres of unimproved timberland property to Heartwood Forestland Fund VII Limited Partnership, a North Carolina limited partnership that is commonly referred to as The Forestland Group.  The Forestland Group agreement was entered into by the Company and The Forestland Group on December 14, 2011, and it was subsequently amended (on December 15, 2011) to provide for a modest reduction in purchase price in order to address an access issue that had been discovered with respect to certain of the property to be conveyed in the sale.  Under the terms of the agreement, the Timberlands Subsidiary will retain certain mineral rights in the property being conveyed to The Forestland Group following closing, and the agreement includes certain representations and warranties regarding title, condition of the property, and other matters that are customary for a transaction of this type.

Proceeds on the sale of the Company’s timberlands, net of the basis in the timberlands and related selling expenses, will result in an after-tax gain for the year ended December 31, 2011, of approximately $22 million, or $0.45 per diluted share.

The Company’s news release announcing the timberlands disposition transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

News release dated December 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  December 16, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated December 13, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 99.1

News release dated December 16, 2011